Exhibit 99.1

CONTACTS:
John O. Ambler	Kevin Lewis
Vice President	Vice President
Corporate Communications	Investor Relations
T – (412) 477-1719	T – (412) 433-6935
E – joambler@uss.com	E – klewis@uss.com

For Immediate release

UNITED STATES STEEL CORPORATION ANNOUNCES COMMON STOCK OFFERING

PITTSBURGH, February 2, 2021 – United States Steel Corporation (NYSE: X) (the “company” or “U. S. Steel”) announced today that it has commenced an underwritten public offering of 40,000,000 shares of common stock. U. S. Steel intends to grant the underwriter a 30-day option to purchase up to 6,000,000 additional shares of common stock from the company.

U. S. Steel intends to use the net proceeds from the offering to redeem 35% of its outstanding 2025 Senior Secured Notes and for general corporate purposes, which may include further repayment of its outstanding indebtedness.

Morgan Stanley & Co. LLC is acting as the underwriter for the offering. The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

The common stock will be offered and sold pursuant to an effective automatic shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (“SEC”). Before you invest, you should read the preliminary prospectus supplement related to this offering and accompanying prospectus in that registration statement and other documents filed with the SEC for more information about the company and this offering. You may obtain these documents free of charge by visiting the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus for the offering may be obtained from: Morgan Stanley & Co. LLC at 180 Varick Street, 2nd Floor, New York, New York 10014, Attn: Prospectus Department.

©2021 U. S. Steel. All Rights Reserved

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, including U. S. Steel common stock, nor shall it constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “could,” “may,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements, including with respect to the offering described herein, rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside U. S. Steel’s control that could cause actual results to differ materially from those reflected in such statements. Accordingly, U. S. Steel cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. For more information on additional potential risk factors, please review U. S. Steel’s filings with the SEC, including, but not limited to, U. S. Steel’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

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Founded in 1901, the United States Steel Corporation is a Fortune 250 company and leading integrated steel producer. With extensive iron ore production and an annual raw steelmaking capability of 26.2 million net tons, U. S. Steel produces high value-added steel products for the automotive, infrastructure, appliance, container, and energy industries. The company’s Best of BothSM integrated and mini-mill technology strategy is advancing a more secure, sustainable future for U. S. Steel and its stakeholders. With renewed emphasis on innovation and customer focus, the company produces cutting-edge products such as U. S. Steel’s proprietary XG3™ advanced high-strength steel. U. S. Steel is headquartered in Pittsburgh, Pennsylvania, with world-class operations across the United States and in Central Europe. For more information, please visit www.ussteel.com.

©2021 U. S. Steel. All Rights Reserved